Exhibit 1.1

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

Shares of Common Stock

($1.00 par value per share)

SALES AGREEMENT

December 12, 2022

Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Altisource Portfolio Solutions S.A., a public limited liability company organized under the laws of the Grand Duchy of Luxembourg (the “Company”), confirms its agreement (this “Agreement”) with Guggenheim Securities, LLC (the “Agent”), as follows:

1.              Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through the Agent, shares of the Company’s common stock, with a par value $1.00 per share (the “Common Stock”), having an aggregate offering amount of up to $25,000,000, subject to the limitations set forth in Section 3(b) hereof. The issuance and sale of shares of Common Stock to or through the Agent will be effected pursuant to the Registration Statement (as defined below) filed, or to be filed, by the Company and after such Registration Statement has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”).

On the date of this Agreement, the Company has filed, or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission, a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a registration statement and included as a part of such registration statement a prospectus supplement specifically relating to the offer and sale of Placement Shares to be issued from time to time (as defined below) pursuant to this Agreement (the “ATM Prospectus”). The Company has furnished to the Agent, for use by the Agent, copies of the ATM Prospectus included as part of such registration statement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) under the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, and the ATM Prospectus, including all documents incorporated therein by reference, each of which is included in the Registration Statement, as it or they may be supplemented by any additional prospectus supplement, in the form in which such prospectus and/or ATM Prospectus have most recently been filed by the Company with the Commission, are collectively herein referred to as the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in, or “part of” the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include any copy thereof filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System or any successor thereto (collectively “EDGAR”).

2.              Placements. Each time that the Company wishes to issue and sell the Common Stock through the Agent hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Common Stock to be sold, which shall at a minimum include the maximum number or dollar amount of shares of Common Stock to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of shares of Common Stock that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals at the Company set forth on Schedule 2 (with a copy to each of the other individuals at the Company listed on Schedule 2), and shall be addressed to each of the individuals at the Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) in accordance with the notice requirements set forth in Section 4, the Agent suspends sales under the Placement Notice for any reason in its sole discretion, (iii) the entire amount of the Placement Shares has been sold, (iv) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (v) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (vi) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares through the Agent shall be as set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matter covered thereby.

3.              Sale of Placement Shares by the Agent.

(a)            Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, as agent for the Company, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Select Market (“Nasdaq”), for the period specified in the Placement Notice, to sell such Placement Shares up to the amount specified by the Company in, and otherwise in accordance with the terms of such Placement Notice. With respect to each sale of Placement Shares hereunder, the Agent will provide written confirmation to the Company (by email to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the permitted deductions made by the Agent (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on Nasdaq, on any other existing trading market for the Common Stock or to or through a market maker. If expressly authorized by the Company in an applicable Placement Notice, the Agent may also sell Placement Shares in privately negotiated transactions. Subject to Section 3(c) below, the Agent shall not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company in a Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, and (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations and the rules of Nasdaq to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on Nasdaq. In the event the Company engages the Agent for a sale of Placement Shares that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Agent, at the Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the opinions of counsel, comfort letter and officers’ certificates set forth in Section 7 hereof, each dated the Settlement Date, and such other documents and information as the Agent shall reasonably request.

(b)            Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of shares of Common Stock registered pursuant to the Registration Statement pursuant to which the offering hereunder is being made, (ii) the number of authorized but unissued and unreserved shares of Common Stock, including treasury stock (iii) the number or dollar amount of shares of Common Stock permitted to be offered and sold by the Company under Form S-3 (including General Instruction I.B.1. of Form S-3, if and for so long as applicable), (iv) the number or dollar amount of shares of Common Stock authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive officer, and notified to the Agent in writing, or (v) the number or dollar amount of shares of Common Stock for which the Company has filed the ATM Prospectus or other prospectus or prospectus supplement thereto specifically relating to the offering of the Placement Shares pursuant to this Agreement. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 3(b) on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance.

(c)            The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act (including, without limitation, Regulation M promulgated thereunder), purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in a Placement Notice; provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Company and the Agent in the Placement Notice or (ii) to the extent the Agent may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity); and, provided, further, that the Agent acknowledges and agrees that, except as expressly set forth in a Placement Notice, any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by the Agent to enter into any such transactions.

4.              Suspension of Sales.

(a)            The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares for a period of time (a “Suspension Period”); provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension Period is in effect, any obligation under Sections 7(m), 7(n), and 7(o) with respect to the delivery of certificates, opinions or comfort letters to the Agent shall be suspended. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time. During a Suspension Period, the Company shall not issue any Placement Notices and the Agent shall not sell any Placement Shares hereunder. The party that issued a suspension notice shall notify the other party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day.

(b)            Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) the Company shall not request the sale of any Placement Shares and shall suspend or cancel any then effective Placement Notice, and (ii) the Agent shall not be obligated to sell or offer to sell any Placement Shares.

5.              Settlement and Delivery of the Placement Shares.

(a)            Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second Trading Day (or such earlier day as is industry practice or as is required for regular-way trading) following the respective Time of Sale (as defined below) when such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate gross sales price received by the Agent at which such Placement Shares were sold, after deduction of (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 7(g) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. “Time of Sale” means, for a Placement, the time at which an acquiror of Placement Shares entered into a contract, binding upon such acquiror, to acquire such Placement Shares.

(b)            Delivery of Placement Shares. On or before each Settlement Date, the Company will issue the Placement Shares being sold on such date and will, or will cause its transfer agent to, electronically transfer such Placement Shares by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be duly authorized, freely tradeable, transferable, registered shares of Common Stock in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on or prior to the Settlement Date. The Agent shall be responsible for providing DWAC instructions or other instructions for delivery by other means with regard to the transfer of the Placement Shares being sold. In addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, the Company agrees that if the Company or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized, freely tradeable, transferable, registered Placement Shares in good deliverable form by 2:30 P.M., New York City time, on a Settlement Date (other than as a result of a failure by the Agent to provide instructions for delivery), the Company will (i) take all necessary action to cause the full amount of any Net Proceeds that were delivered to the Company’s account with respect to such settlement, together with any costs incurred by the Agent and/or its clearing firm in connection with recovering such Net Proceeds, to be returned to the Agent or its clearing firm by 5:00 P.M., New York City time, on such Settlement Date by wire transfer of immediately available funds to an account designated by the Agent or its clearing firm, (ii) indemnify and hold the Agent and its clearing firm harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) (excluding any amounts paid pursuant to subclause (b)(i) above) and (iii) pay to the Agent any commission, discount or other compensation to which it would otherwise have been entitled absent such default. Certificates for the Placement Shares, if any, shall be in such denominations and registered in such names as the Agent may request in writing one Business Day (as defined below) before the applicable Settlement Date.

6.              Representations and Warranties of the Company. The Company, on behalf of itself and its subsidiaries, represents and warrants to, and agrees with, the Agent that, unless such representation or warranty specifies a different time, as of the date of this Agreement, and as of (i) each Representation Date (as defined in Section 7(m)), (ii) each date on which a Placement Notice is given, (iii) the date and time of each sale of any Placement Shares pursuant to this Agreement and (iv) each Settlement Date (each such time or date referred to in clauses (i) through (iv), an “Applicable Time”):

(a)            Compliance with Registration Requirements. As of each Applicable Time other than the date of this Agreement, the Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information related to the Registration Statement and the Prospectus. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. The Registration Statement and the offer and sale of the Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. In the section entitled “Plan of Distribution” in the ATM Prospectus, the Company has named Guggenheim Securities, LLC as agent that the Company has engaged in connection with the transactions contemplated by this Agreement. The Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(b)            No Misstatement or Omission. As of (i) the time of filing of the Registration Statement and (ii) as of the date of this Agreement, the Company was not an “ineligible issuer” in connection with the offering of the Placement Shares pursuant to Rules 164, 405 and 433 under the Securities Act. The Company agrees to notify the Agent promptly upon the Company becoming an “ineligible issuer.” The Prospectus when filed will comply or complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it becomes effective, and as of each Applicable Time, if any, will comply in all material respects with the Securities Act and did not and, as of each Applicable Time, if any, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Applicable Time, if any, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use therein. The parties hereto agree that the information provided in writing by or on behalf of the Agent expressly for use in the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, consists solely of the material referred to in Schedule 5 hereto, as updated from time to time.

(c)            S-3 Eligibility. At the time the Registration Statement and any Rule 462(b) Registration Statement was or will be filed with the Commission, at the time the Registration Statement and any Rule 462(b) Registration Statement was or will be declared effective by the Commission, and as of any Representation Date, the Company met or will meet the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.1. of Form S-3, if and for so long as applicable. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously.

(d)            Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of the Agent’s distribution of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement.

(e)            Incorporated Documents. The Incorporated Documents, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents are filed with the Commission, at each Time of Sale and each Settlement Date, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

(f)            Smaller Reporting Company and Accelerated Filer Status. As of the filing of the Registration Statement with the Commission and the date hereof, the Company has been and is a “smaller reporting company” (as such term is defined in Item 10(f)(1) of Regulation S-K of the Securities Act) (“Smaller Reporting Company”) and an “accelerated filer” (as such term is defined in Rule 12b-2 of the Exchange Act) (“Accelerated Filer”).

(g)            Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; and the Company's reportable segment financial information included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Financial Accounting Standards Board's Accounting Standards Codifications.

(h)            No “Prohibited Activities”. Except as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the accounting firm that certified the financial statements and supporting schedules of the Company has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(i)             No Material Off-Balance Sheet Arrangements. There are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures or capital resources.

(j)             The Sales Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full corporate power and authority to enter into this Agreement and to authorize, issue and sell the Placement Shares as contemplated by this Agreement. This Agreement conforms in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

(k)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(l)             Organization and Good Standing. The Company and each of its subsidiaries have been duly organized or formed, as applicable, and are validly existing and in good standing (where such concept is recognized under the laws of the jurisdiction in which they are organized and formed) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), properties, management, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The subsidiaries listed in Schedule 4 to this Agreement are the only subsidiaries of the Company.

(m)           Description of Capital Stock. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the heading “Description of Capital Stock”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(n)            Authorization of the Placement Shares. The Placement Shares to be sold by the Agent, acting as agent and/or principal for the Company, have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable. The issuance of the Placement Shares is not subject to the preemptive or other similar rights of any stockholder of the Company.

(o)            No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived. Other than as set forth in this Agreement, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated hereby or otherwise.

(p)            Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made materially in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of Nasdaq and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(q)            No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or its subsidiaries or any of their respective properties, assets or operations, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)             No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Placement Shares by the Company and the consummation by the Company of the transactions contemplated by this Agreement or the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or its subsidiaries or any of their respective properties, assets or operations, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)             No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Placement Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Placement Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Placement Shares by the Agent.

(t)             FINRA Matters. All of the information provided to the Agent or to counsel for the Agent by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Placement Shares is true, complete, correct and compliant in all material respects with FINRA’s rules, and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete, correct and compliant in all material respects.

(u)            Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Legal Proceedings”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Legal Proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Legal Proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus.

(v)            Independent Accountants. RSM US LLP (“RSM”) and Mayer Hoffman McCann P.C. (“MHM”), which have certified certain financial statements of the Company and its subsidiaries, whose reports with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and any supporting schedules filed with the Commission or incorporated by reference in the Registration Statement and included or incorporated by reference in the Prospectus, are registered independent public accounting firms as required by the Securities Act and the rules and regulations thereunder.

(w)            Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x)             Title to Intellectual Property. Except as disclosed in the Registration Statement and the Prospectus, the Company owns or possesses the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct its business as currently conducted, and as proposed to be conducted and described in the Registration Statement and the Prospectus. The Intellectual Property Rights and Intellectual Property Assets of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The Company has not received any notice of, nor is aware of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights or Intellectual Property Assets. Further, the Company has not received any opinion from its legal counsel concluding that any activities of its business infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and has not received written notice of any challenge, which is to its knowledge still pending, by any other person to the rights of the Company with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company. To the Company’s knowledge, the Company’s business as now conducted does not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. All licenses for the use of the Intellectual Property Rights described in the Registration Statement and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of any intellectual property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any intellectual property license. No claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken all reasonable steps that are necessary to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. The Company has at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. No claims have been asserted or, to the Company’s knowledge, threatened against the Company alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to data privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse. The Company has taken all necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business. All founders and key employees have signed confidentiality and invention assignment agreements with the Company.

(y)            No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents.

(z)             Company Not an “Investment Company”. The Company is not and, after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(aa)          Tax Law Compliance. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets except, in each case, as may be being contested in good faith and by appropriate proceedings or insofar as the failure to file such returns or pay such taxes would not result in a Material Adverse Effect.

(bb)          Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course. The Company and its subsidiaries are in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company or its subsidiaries.

(cc)          No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(dd)          Certain Environmental Matters. (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, ordinance, policy, code, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), wildlife, natural resources, hazardous or toxic substances or wastes, petroleum or petroleum products, asbestos-containing materials, mold, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ee)          Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ff)            Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg)          Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the audit committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(hh)          Insurance. Except as otherwise described in the Registration Statement and the Prospectus, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ii)            Privacy and Data Protection. Except as otherwise described in the Registration Statement and the Prospectus, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform, in each case, in all material respects, as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(jj)            No Unlawful Payments. Neither the Company nor any of its subsidiaries any of their respective directors, officers, nor to the Company’s knowledge, any of their respective employees, affiliates or other persons associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful, or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk)          Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been in the last five (5) years, in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and any applicable money laundering statutes, rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered, or enforced by any governmental agency with jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”) and no action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)            No Conflicts with Sanctions Laws.

(i)	Neither the Company, nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent or affiliate of the Company or any of its subsidiaries, or other person associated with or acting on behalf of the Company or any of its subsidiaries, is (a) currently the subject or the target of any sanctions or on any sanctions-related list administered or enforced by the U.S. government (including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is (b) located, organized, or resident in a country or territory that is the subject or the target of comprehensive territory-wide Sanctions, including, without limitation, the Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine (each, a “Sanctioned Country”).

(ii)	The Company will not, directly or knowingly indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other person or entity (a) to fund or facilitate any activities or business of or with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (b) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions, or (c) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor, or otherwise) of Sanctions.

(iii)	For the past five (5) years, the Company and its subsidiaries have not engaged in and are not now engaged in, and will not engage in, any dealings (a) with any person that, at the time of the dealing, is or was the subject or the target of Sanctions or with any Sanctioned Country, in each case in violation of Sanctions, (b) that are otherwise in violation of Sanctions, or (c) that would reasonably be expected to result in the Company being designated as the subject or target of Sanctions.

(iv)	The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its subsidiaries, and their respective directors, officers, and employees, and to the knowledge of the Company, their respective agents, with all applicable Sanctions.

(mm)        Lending Relationship. The Company (i) does not have any material lending or other relationship with any banking or lending affiliate of the Agent and (ii) does not intend to use any of the proceeds from the sale of the Placement Shares to repay any outstanding debt owed to any affiliate of the Agent.

(nn)          No Restrictions on Subsidiaries. Except as otherwise disclosed in the Registration Statement and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(oo)          No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Placement Shares.

(pp)          No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Placement Shares by the Company.

(qq)          No Price Stabilization or Manipulation. Neither the Company, nor any of its subsidiaries, nor any of its or their respective directors, officers or, to the knowledge of the Company, controlling persons has taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(rr)            Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement and the Prospectus that have not been described as required.

(ss)          No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(tt)            No Reliance. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(uu)          Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect.

(vv)          Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or to the knowledge of the Company any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes- Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ww)        Nasdaq Listing. The Common Stock is currently listed on Nasdaq under the trading symbol “ASPS”. Except as disclosed in the Prospectus, the Company has not, in the 12 months preceding the date the first Placement Notice is given hereunder, received notice from Nasdaq to the effect that the Company is not in compliance with the listing or maintenance requirements.

(xx)           Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(yy)          Continuous Offering Agreements. Except for this Agreement, the Company is not party to any other sales agreement or other similar arrangement with any other agent or any other representative in respect of any “at the market offering” or other continuous equity offering transaction.

(zz)           Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(aaa)        Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(bbb)       No Integration. Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities that could be “integrated” (within the meaning of the Securities Act) with the offer and sale of the Placement Shares hereunder.

(ccc)        Bankruptcy or Insolvency Proceedings. The Company is not in or subject to a bankruptcy or insolvency proceeding in any jurisdiction.

(ddd)       Independence. Each of the independent directors (or independent director nominees, once appointed, if applicable) named in the Registration Statement and Prospectus satisfies the independence standards established by Nasdaq and, with respect to members of the Company’s audit committee, the enhanced independence standards contained in Rule 10A-3(b)(1) promulgated by the Commission under the Exchange Act.

(eee)        No Immunity. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Grand Duchy of Luxembourg (“Luxembourg”), U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Luxembourg, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 18 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(fff)          Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Agent in Luxembourg or any political subdivision or taxing authority thereof in connection with the offer or sale of the securities or this Agreement.

(ggg)       Passive Foreign Investment Company. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code for its most recently completed taxable year and the Company does not expect to be a PFIC for the foreseeable future.

(hhh)       No Withholding. All payments to be made by the Company on or by virtue of the execution delivery, performance or enforcement of this Agreement, and all interest, principal, premium, if any, additional amounts, if any, and other payments under this Agreement, under the current laws and regulations of the United States of America or Luxembourg, any political subdivision thereof or any applicable taxing jurisdiction (each, a “Taxing Jurisdiction”), will not be subject to withholding, duties, levies, deductions, charges or other taxes under the current laws and regulations of the Taxing Jurisdiction and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in the Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Taxing Jurisdiction.

(iii)           Enforcement. This Agreement and any other documents or instruments to be furnished hereunder are in proper form under the laws of Luxembourg for the enforcement thereof against the Company and to ensure the legality, validity, enforceability or accessibility into evidence in Luxembourg of each such document or instrument, it is not necessary that any such document or instrument to be furnished hereunder be filed or recorded with any court or other authority in Luxembourg.

(jjj)           Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Luxembourg and will be honored by the courts of Luxembourg. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(kkk)        Indemnification. The indemnification provisions set forth in Section 9 hereof do not contravene Luxembourg law or public policy.

(lll)           Dividends. Except as disclosed in the Registration Statement and the Prospectus, no approvals are currently required in Luxembourg in order for the Company to pay dividends or other distributions declared by the Company to the holders of Placement Shares. Under current laws and regulations of Luxembourg and any political subdivision thereof, any amount payable with respect to the Placement Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of Luxembourg, and without the necessity of obtaining any governmental authorization in Luxembourg or any political subdivision or taxing authority thereof or therein.

Any certificate signed by an officer of the Company and delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to the Agent as to the matters set forth therein.

The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.              Covenants of the Company. The Company covenants and agrees with the Agent that:

(a)            Registration Statement Amendments. After the date of this Agreement and during any period in which the Prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule); (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than Incorporated Documents, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to make such filing (but without limiting the Agent’s rights under Section 9 hereof) will be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than Incorporated Documents, relating to the Placement Shares or a security convertible into or exchangeable or exercisable for the Placement Shares unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the Company’s making such filing notwithstanding the Agent’s objection (but without limiting the Agent’s rights under Section 9 hereof) will be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any Incorporated Document, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than Incorporated Documents, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or objections, shall be made exclusively by the Company).

(b)            Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to, or other order preventing or suspending the use of, the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, the Company shall cancel or suspend offers and sales pursuant to Section 4 of this Agreement, and the Company shall promptly notify the Agent once any such stop order is lifted.

(c)            Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement if, in the judgment of the Company, it is in the best interest of the Company.

(d)            Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use commercially reasonable efforts to cause the Placement Shares to be listed on Nasdaq and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as the Agent reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)            Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which the Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all Incorporated Documents filed with the Commission during such period), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

(f)             Earnings Statement. The Company will make generally available to its security holders and the Agent as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement of the Company and its subsidiaries (which need not be audited) covering a 12-month period that complies with Section 11(a) and Rule 158 of the Securities Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the Securities Act.

(g)            Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay all reasonable and documented expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of the Prospectus and of each amendment and supplement thereto and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (ii) the preparation, issuance, sale and delivery of the Placement Shares and any taxes due or payable in connection therewith, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Agent in connection therewith shall be paid by the Agent except as set forth in clauses (vii) and (viii) below), (iv) the printing and delivery to the Agent and its counsel of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, owed to the Commission or FINRA and the fees and expenses of any transfer agent or registrar for the Placement Shares, (vii) the reasonable and documented fees and associated expenses of the Agent’s outside legal counsel for filings with the FINRA Corporate Financing Department in an amount not to exceed $15,000 (excluding the FINRA filing fees referred to in clause (vi) above and in addition to the fees and disbursements referred to in clause (viii) below), and (viii) the reasonable and documented fees and disbursements of the Agent’s outside legal counsel (A) in an amount not to exceed $75,000 arising out of the establishment of the ATM program, including the preparation and execution of this Agreement and related matters and (B) in an amount not to exceed $15,000 in connection with each Representation Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 7(m) or the last sentence of Section 3 (in addition to the fees and associated expenses referred to in clause (vii) above).

(h)            Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)             Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide the Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options or other rights to purchase or otherwise acquire Common Stock, or Common Stock issuable upon the exercise of options or other equity awards, in each case granted pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement, whether now in effect or hereafter implemented, (ii) issuance or sale of Common Stock upon conversion of securities or the exercise of warrants, options or other rights then in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent, and (iii) issuance or sale of Common Stock pursuant to any dividend reinvestment and stock purchase plan that the Company has in effect or may adopt from time to time, provided that the implementation of such new plan is disclosed to the Agent in advance. If the Company notifies the Agent under this Section 7(i) of a proposed sale of shares of Common Stock or Common Stock equivalents, the Agent may suspend any offers and sales of securities under this Agreement for a period of time deemed appropriate by the Agent.

(j)             Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided or required to be provided to the Agent pursuant to this Agreement.

(k)            Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agent, or its affiliates agents and counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(l)             Required Filings Relating to Placement of Placement Shares. The Company shall set forth in each Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by the Company with the Commission in respect of any quarter in which sales of Placement Shares were made by or through the Agent under this Agreement, with regard to the relevant period, the amount of Placement Shares sold to or through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such sales of Placement Shares. To the extent that the filing of a prospectus supplement to the Prospectus with the Commission with respect to any sales of Placement Shares becomes required under Rule 424(b) under the Securities Act, the Company agrees that, on or before such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement to the Prospectus with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, with regard to the relevant period, the amount of Placement Shares sold to or through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall afford the Agent and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Agent and its counsel on the form and substance of, and shall give due consideration to all such comments from the Agent or its counsel on, any such filing prior to the issuance, filing or public disclosure thereof; provided, however, that the Company shall not be required to submit for review (A) any portion of any periodic reports filed with the Commission under the Exchange Act other than the specific disclosure relating to any sales of Placement Shares and (B) any disclosure contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure for review in connection with a previous filing.

(m)           Representation Dates; Certificate. On or prior to the date the first Placement Notice is given hereunder and each time the Company subsequently thereafter (i) amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than (A) a prospectus supplement filed in accordance with Section 7(l) of this Agreement or (B) a supplement or amendment that relates to an offering of securities other than the Placement Shares) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files a quarterly report on Form 10-Q under the Exchange Act; (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (unless the Agent determines that the information contained in such Form 8-K is not material); or (v) sells Placement Shares to the Agent as principal at the Time of Sale pursuant to the applicable Placement Notice (each date of filing of one or more of the documents and each other date referred to in clauses (i) through (v) shall be a “Representation Date”), the Company shall furnish the Agent within two (2) Trading Days after each Representation Date with a certificate, in the form attached hereto as Exhibit 7(m). The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or the Agent sell any Placement Shares, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n)            Legal Opinions. On or prior to the date the first Placement Notice is given hereunder, the Company shall cause to be furnished to the Agents (i) the written opinion and negative assurance letter of Paul Hastings LLP, U.S. counsel to the Company (“Company Counsel”) and (ii) the written opinion of NautaDutilh, Luxembourg counsel to the Company (“Luxembourg Counsel”), each in form and substance reasonably satisfactory to the Agents. Thereafter, within two (2) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), and not more than once per calendar quarter, the Company shall cause to be furnished to the Agents the written opinion and negative assurance letter of Company Counsel and the written opinions of Luxembourg Counsel, substantially in the form, previously agreed between the Company and the Agents, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(o)            Comfort Letters. On or prior to the date the first Placement Notice is given hereunder and within two (2) Trading Days after each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), the Company shall cause RSM and MHM to furnish the Agent letters (the “Comfort Letters”), dated the date that each Comfort Letter is delivered, in form and substance satisfactory to the Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to the Agent in connection with registered public offerings (each first such letter, the “Initial Comfort Letters”) and (iii) updating the Initial Comfort Letters with any information that would have been included in each Initial Comfort Letters had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p)            Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent.

(q)            Insurance. The Company and its subsidiaries shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business in which it is engaged.

(r)             Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material permits, licenses and other authorizations required by federal, state and local law and regulations in order to conduct their businesses as described in the Registration Statement and the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable laws and regulations, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Effect.

(s)            Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries is or, after giving effect to the offering and sale of the Placement Shares and the application of proceeds therefrom as described in the Prospectus, will be, an “investment company” within the meaning of such term under the Investment Company Act.

(t)             Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(u)            No Offer to Sell. Other than the Prospectus, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(v)            Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(w)            Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to it by others within the Company, particularly during the period in which such periodic reports are being prepared.

(x)            Smaller Reporting Company and Accelerated Filer Status. The Company will promptly notify the Agent if the Company ceases to be a Smaller Reporting Company and an Accelerated Filer at any time prior to the completion of the Agent’s distribution of the Placement Shares pursuant to this Agreement.

(y)            New Registration Statement. If immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Placement Shares remain unsold, the sale of the Placement Shares under this Agreement shall automatically be suspended unless and until the Company files a new shelf registration statement relating to the Placement Shares and such new registration statement is declared effective by the Commission. References herein to the Registration Statement shall include such new shelf registration statement. If any such new shelf registration statement becomes effective prior to the termination date of this Agreement, the Company agrees to notify the Agent of such effective date.

(z)             General Instruction I.B.6. of Form S-3. If, from and after the date of this Agreement, the Company is no longer eligible to use Form S-3 (including pursuant to General Instruction I.B.6.) at the time it files with the Commission an annual report on Form 10-K or any post-effective amendment to the Registration Statement, then the Company shall promptly suspend or cancel any then effective Placement Notice pursuant to Section 4 herein and it shall promptly notify the Agent and, within two Business Days after the date of filing of such annual report on Form 10-K or amendment to the Registration Statement, the Company shall file a new prospectus supplement with the Commission reflecting the number of shares of Common Stock available to be offered and sold by the Company under this Agreement pursuant to General Instruction I.B.6. of Form S-3. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agent to resume the offering of Placement Shares. If, from and after the date of this Agreement, the Company is subject to General Instruction I.B.6 of Form S-3, then the Company shall comply with the requirements thereunder.

(aa)          Transfer Agent. The Company has engaged and will maintain, at its sole expense, a transfer agent and registrar for the Common Stock.

8.              Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to the Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a)            Registration Statement Effective. The Registration Statement shall be effective and shall be available for all offers and sales of Placement Shares (i) that have been issued pursuant to all prior Placement Notices and (ii) that will be issued pursuant to any Placement Notice.

(b)            Prospectus Supplement. The Company shall have filed with the Commission the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement.

(c)            Securities Act Filings Made. The Company shall have filed with the Commission the ATM Prospectus pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act). All other filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(d)            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)            No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s opinion is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(f)             Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities), if any, by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities, if any, the effect of which, in the judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated by this Agreement and the Prospectus.

(g)            Company Counsel and Luxembourg Counsel Legal Opinion. The Agent shall have received the opinion and negative assurance letter of Company Counsel and the opinions of Luxembourg Counsel required to be delivered pursuant Section 7(n) on or before each date on which such delivery of such opinions and negative assurance letter, as applicable, is required pursuant to Section 7(n).

(h)            Agent’s Counsel Legal Opinion. The Agent shall have received from White & Case LLP, counsel to the Agent, on or before each date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), such negative assurances with respect to such matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(i)             Comfort Letter. The Agent shall have received the Comfort Letters required to be delivered pursuant Section 7(o) on or before each date on which such delivery of such Comfort Letters is required pursuant to Section 7(o).

(j)             Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(m) on or before each date on which delivery of such certificate is required pursuant to Section 7(m).

(k)            Secretary’s Certificate. The Agent shall have received a certificate, signed on behalf of the Company by its corporate Secretary, certifying as to (i) the articles of incorporation the Company, (ii) the resolutions of the Board of Directors of the Company (or a committee thereof) authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iii) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement.

(l)             No Suspension. Trading in the Common Stock shall not have been suspended on Nasdaq and the Common Stock shall not have been delisted from the Exchange.

(m)           Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Agent such appropriate further information, opinions, certificates, letters and other documents as the Agent may have reasonably requested. All such information, opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall have reasonably requested.

(n)            Approval for Listing. The Placement Shares shall have been approved for listing on the Exchange, subject only to notice of issuance.

(o)            No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 11(a).

(p)            FINRA. The Agent shall have received a letter from the Corporate Financing Department of FINRA confirming that such department has determined to raise no objection with respect to the fairness or reasonableness of the terms and arrangements related to the sale of the Placement Shares pursuant to this Agreement.

9.              Indemnification and Contribution.

(a)            Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who (i) controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Agent, in each case from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in accordance with this Section 9), any action, suit, investigation or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party (including any governmental or self-regulatory authority, or otherwise, or any claim asserted or threatened), as and when incurred, to which the Agent, or any such other person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement to the Registration Statement or the Prospectus) or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein (solely with respect to the Prospectus, in the light of the circumstances under which they were made) not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties or agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused, directly or indirectly, by an untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with the Agent’s Information (consisting solely of the material referred to in Schedule 5 hereto). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)            Agent Indemnification. The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.

(c)            Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party received a written invoice relating to the fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)            Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under this Section 9, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)            Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, investigation or proceeding or any claim asserted) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for the purpose of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, suit, investigation, proceeding or claim to the extent consistent with this Section 9. Notwithstanding the foregoing provisions of this Section 9(e), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(e), any person who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any affiliates of the Agent, any partners, members, directors, officers, employees and agents of the Agent and each person that is controlled by or under common control with the Agent will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof or pursuant to Section 9(d) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.            Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.            Termination.

(a)            The Agent shall have the right, by giving notice as hereinafter specified, at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, has occurred that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion or letter required under Section 7(m), Section 7(n) or Section 7(o), the Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) calendar days from the date such delivery was required, (iii) any other condition of the Agent’s obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on Nasdaq shall have occurred including automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or a major disruption of securities settlements or clearing services in the United States shall have occurred, or minimum prices for trading have been fixed on the Exchange, (v) a general banking moratorium shall have been declared by any of United States federal or New York or Luxembourg authorities, or (vi) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder or to enforce contracts for the sale of securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 11(a), the Agent shall provide the required notice as specified in Section 12.

(b)            The Company shall have the right, by giving five days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c)            The Agent shall have the right, by giving five days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d)            Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agent on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e)            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 shall remain in full force and effect.

(f)             Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12.            Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agent, shall be delivered to:

Guggenheim Securities, LLC

330 Madison Avenue

New York, NY 10017

Attention: John Jedlicka, Senior Managing Director

E-mail: John.Jedlicka@guggenheimpartners.com

with a copy (which shall not constitute notice) to:

Attention: William Ortner, Senior Managing Director

Email: William.Ortner@guggenheimpartners.com

and to

Attention: General Counsel

Email: GSlegal@guggenheimpartners.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Stuart Bressman and Jessica Chen

Email: stuart.bressman@whitecase.com; jessica.chen@whitecase.com and if to the Company, shall be delivered to:

Altisource Portfolio Solutions S.A.

33, Boulevard Prince Henri

L-1724 Luxembourg

Grand Duchy of Luxembourg

Attention: Corporate Secretary

E-mail: contractsteam@altisource.com

With a copy to: contractsteam@altisource.com

with copies (which shall not constitute notice) to:

Paul Hastings LLP

100 Bishopsgate, London

EC2N 4AG, United Kingdom

Attention: Max Kirchner and Will Burns

E-mail: maxkirchner@paulhastings.com; willburns@paulhastings.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 P.M., New York City time, on a Business Day, or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice as set forth in the next paragraph, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party in this Section 12. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives actual acknowledgment of receipt from the person whom the notice is sent, other than via auto-reply. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within 10 days of receipt of the written request for Nonelectronic Notice.

13.            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers, directors, permitted assigns and, as to Sections 5(b) and 9, the other indemnified parties specified therein. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of each such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, the persons referred to in the preceding sentence and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate of the Agent without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.

14.            Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock.

15.            Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules (as amended pursuant to this Agreement) and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent; provided, however, that Schedule 2 of this Agreement may be amended by either party from time to time by sending a notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 and, upon such amendment, all references herein to Schedule 2 shall automatically be deemed to refer to such amended Schedule 2. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

16.            GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.            Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company and the Agent acknowledges and agrees that service of process in any Proceeding may be given to or served upon it and shall be valid and effective if delivered by DHL Express or other courier service, with electronic proof of delivery to its address on the first page of this Agreement, to the attention of its signatory to this Agreement, with a copy to its General Counsel at the same address. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

18.            Waiver of Immunity. To the extent that the Company or Agent has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Luxembourg, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company or Agent, as applicable, hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

19.            Construction.

(a)            The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

(b)            Words defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)            The words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d)            Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”

(e)            References herein to any gender shall include each other gender.

(f)            References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

20.            Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)            the Agent has been retained to act as agent in connection with the sale of the Placement Shares, the Agent has acted at arms’ length and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters and the Agent has no duties or obligations to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth herein;

(b)            the Company is capable of evaluating, and understanding and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            neither the Agent nor its affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)            the Company has been advised and is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise, provided that the Agent hereby agrees not to engage in any such transaction which would be prohibited under Regulation M; and

(e)            the Company waives, to the fullest extent permitted by law, any claims it may have against the Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agrees that the Agent and its affiliates shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders (or other equity holders), creditors or employees of the Company.

21.            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by electronic transmission. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g.,www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

By:	/s/ William Shepro
Name: William Shepro
Title: Chairman and Chief Executive Officer

ACCEPTED as of the date first-above written:

GUGGENHEIM SECURITIES, LLC

By:	/s/John Jedlicka
Name: John Jedlicka
Title: Senior Managing Director

[Signature Page to Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ] [TITLE]
ALTISOURCE PORTFOLIO SOLUTIONS S.A.
Cc:	[ ]
To:	Guggenheim Securities, LLC
Subject:	Guggenheim Securities, LLC—At the Market Offering—Placement

Notice Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement, dated December 12, 2022 (the “Agreement”), by and between Altisource Portfolio Solutions S.A., a public limited liability company organized under the laws of the Grand Duchy of Luxembourg (the “Company”), and Guggenheim Securities, LLC (“Guggenheim”), I hereby request on behalf of the Company that Guggenheim sell up to [ ] shares of common stock, $1.00 par value per share, of the Company (the “Shares”), at a minimum market price of $ per share [; provided that no more than [ ] Shares shall be sold in any one Trading Day (as such term is defined in Section 3 of the Agreement)]. Sales should begin [on the date of this Placement Notice] and end on [DATE] [until all Shares that are the subject of this Placement Notice are sold].

SCHEDULE 2

The Company

William B. Shepro

Michelle D. Esterman

Gregory J. Ritts

Guggenheim Securities, LLC

John Jedlicka

William Ortner

Michael Jiang

Marguerite O’Brien

SCHEDULE 3

Compensation

The Company shall pay Guggenheim Securities, LLC compensation in cash equal up to 3.0% of the gross proceeds from the sales of Placement Shares pursuant to the terms of the Sales Agreement of which this Schedule 3 forms a part and shall be reimbursed for certain expenses in accordance with Section 7(g) of this Agreement.

SCHEDULE 4

Schedule of Subsidiaries

Name	Jurisdiction of incorporation or organization
Absotech Solutions Private Limited	India
Altisource Access CA, Inc.	Delaware
Altisource Asia Holdings Ltd. I	Mauritius
Altisource Business Solutions Private Limited	India
Altisource Business Solutions S.à r.l.	Luxembourg
Altisource Fulfillment Operations, Inc.	Delaware
Altisource Holdings, LLC	Delaware
Altisource Mortgage Solutions S.à r.l.	Luxembourg
Altisource Online Auction, Inc.	Delaware
Altisource Outsourcing Solutions S.R.L.	Uruguay
Altisource Portfolio Solutions, Inc.	Delaware
Altisource Real Estate Web Portal S.à r.l.	Luxembourg
Altisource S.à r.l.	Luxembourg
Altisource Solutions, Inc.	Delaware
Altisource Technology Solutions S.à r.l.	Luxembourg
Altisource US Data, Inc.	Delaware
Association of Certified Mortgage Originators Risk Retention Group, Inc.	Nevada
Association of Certified Originators	Nevada
Beltline Road Insurance Agency, Inc.	Texas
Best Partners Mortgage Cooperative, Inc.*	Delaware
CastleLine Re, Inc.	Nevada
CastleLine Risk and Insurance Services, LLC	Nevada
Coolsol Solutions Private Limited	India
Correspondent One, LLC	Delaware
Equator, LLC	California
Hubzu USA, Inc.	Delaware
MPA Title Agency, LLC	Delaware
MPA Title Insurance Agency - UT, LLC	Utah
MPA Title of California, LLC	California
MPA Title of Texas, LLC	Delaware
MPA Title Services, LLC	Florida
MPA Valuations, LLC	Missouri
Power Default Services, Inc.	Delaware
Premium Title Agency, Inc.	Delaware

Name	Jurisdiction of incorporation or organization
Premium Title Insurance Agency - UT, Inc.	Utah
Premium Title of California, Inc.	California
Premium Title Services - FL, Inc.	Delaware
Premium Title Services - IL, Inc.	Delaware
Premium Title Services - Indiana, Inc.	Delaware
Premium Title Services - MD, Inc.	Delaware
Premium Title Services - MN, Inc.	Delaware
Premium Title Services - MO, Inc.	Delaware
Premium Title Services - NY, Inc.	Delaware
Premium Title Services - VA, Inc.	Delaware
Premium Title Services, Inc.	Florida
PTS - Escrow, Inc.	Delaware
PTS - Texas Title, Inc.	Delaware
REALHome Services and Solutions - CT, Inc.	Connecticut
REALHome Services and Solutions, Inc.	Florida
Sparrow Portfolio Solutions, Inc.	Delaware
Sparrow Mauritius Ltd.	Mauritius
Springhouse, LLC	Missouri
The Mortgage Partnership of America, L.L.C.	Missouri
Western Progressive - Arizona, Inc.	Delaware
Western Progressive - Nevada, Inc.	Delaware
Western Progressive - Tennessee, Inc.	Tennessee
Western Progressive - Utah, Inc.	Utah
Western Progressive - Washington, Inc.	Washington
Western Progressive Trustee, LLC	Delaware
Western Progressive Virginia, Inc.	Virginia

SCHEDULE 5

Information Provided by Agent

The parties acknowledge and agree that, for purposes of Section 6(b) and 9 of this Agreement, there is no information provided by the Agents.

The information in this Schedule shall be updated from time to time in connection with the filing of a new Prospectus or otherwise as necessary.

Exhibit 7(m)

OFFICERS’ CERTIFICATE

Each of William B. Shepro, the duly qualified and elected Chief Executive Officer of Altisource Portfolio Solutions S.A., a public limited liability company organized under the laws of the Grand Duchy of Luxembourg (the “Company”), and Michelle D. Esterman, the duly qualified and elected Chief Financial Officer of the Company, does hereby certify in his or her respective capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement, dated December 12, 2022 (the “Sales Agreement”), by and between the Company and Guggenheim Securities, LLC, that, after due inquiry, to the best of the knowledge of the undersigned:

(i)     The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions relating to materiality or Material Adverse Effect, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof.

(ii)    The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

(A)            As of the date hereof, (A) the Registration Statement complies in all material respects with the requirements of the Securities Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, the Prospectus complies in all material respects with the requirements of the Securities Act does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading or for clauses (A) and (B) above, to be true and correct.

(iii)   There has been no Material Adverse Effect since the date as of which information is given in the Prospectus, as amended or supplemented.

(iv)	The Company does not possess any material non-public information.

(v)    The aggregate offering price and the maximum amount of Placement Shares that may be sold pursuant to the Sales Agreement have been duly authorized by the Company’s board of directors or a duly authorized committee thereof pursuant to a resolution or unanimous written consent in accordance with the Company’s amended and restated articles of incorporation, amended and restated bylaws and applicable law.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

IN WITNESS WHEREOF, each of the undersigned, in such individual’s respective capacity as Chief Executive Officer or Chief Financial Officer of the Company, has executed this Officers’ Certificate on behalf of the Company.

By:
Name: William B. Shepro
Title: Chairman and Chief Executive Officer
Date:

By:
Name: Michelle D. Esterman
Title: Chief Financial Officer
Date:

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